Exhibit 99.1

EVERTEC TO ACQUIRE SINQIA, A LEADING PROVIDER OF SOFTWARE SOLUTIONS FOR FINANCIAL INSTITUTIONS IN BRAZIL
Advances Evertec’s growth strategy, drives geographic diversification, and offers complementary products
Significant opportunity to provide Sinqia customers with access to Evertec’s best-in-class payments solutions
Increases share repurchase authorization
Evertec to host conference call tomorrow at 8:00 AM ET

SAN JUAN, PUERTO RICO – July 20, 2023 - EVERTEC, Inc. (NYSE: EVTC) (“Evertec”, the “Company”, “we” or “our”) and Sinqia (B3: SQIA3) (“Sinqia”) today jointly announced a definitive agreement for Evertec to acquire Sinqia, a leading player in the market of software for financial services in Brazil for consideration with a value of R$27.19 per share, increased by a customary daily “ticking fee” of up to R$1.00 per share depending on the timing of the closing, subject to certain limited exceptions.

"Sinqia is a leader in providing software to the financial services industry in Brazil with an impressive history of delivering organic and inorganic growth," said Mac Schuessler, President and Chief Executive Office of Evertec. "This is a highly complementary transaction, and together we plan to bring Evertec payments solutions to Brazil and Sinqia’s strategies to our Latin American markets."

“M&A has been a key strategic focus allowing Evertec to expand into new geographies and to broaden our product offerings. We have been executing specific strategic milestones over the past few years that culminated with the closing of the Popular transaction approximately one year ago, enabling us to pursue M&A more actively to grow and diversify our business. The Sinqia acquisition is another step in our strategic transformation. The combination of our strong balance sheet, predictable cash flow, and knowledge of the region allows us to significantly expand our presence in an attractive market like Brazil. We believe that our digital payments engine together with Sinqia’s banking and financial software platform will position us as the leading fintech company in Latin America,” added Mr. Schuessler.

Bernardo Gomes, Chief Executive Officer of Sinqia, stated, "We are excited about the opportunity to join the Evertec family. Our strategy, operating philosophy along with our results driven culture will align well with Evertec and ensure a smooth integration. Combining our companies will enhance services for both of our growing customer bases as well as provide opportunities for our team members as Evertec continues to expand in attractive markets with strong macro tailwinds."

Frank D’Angelo, Chairman of Evertec, said "It has been my honor to serve as Chairman of Evertec since shortly after its IPO. I am delighted with the agreed partnership with Sinqia, which I believe will create a powerful combination in Brazil and other countries in the region.  The future for Evertec is very bright, and I look forward to continuing to contribute to the board."

Transaction Details
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Pursuant to the terms of the merger agreement, Evertec has agreed to acquire Sinqia’s outstanding equity for R$27.19 per share, plus a daily cash ticking fee of up to R$1.00 per share based on the daily SELIC rate published by the Central Bank of Brazil between signing and closing.

•	Based on the closing price of Sinqia shares on July 19, 2023, Sinqia has an equity valuation of R$2,326 million (USD$485 million) and an enterprise value of R$2,835 million (USD$591 million).
•	The transaction represents an approximate 24.0% premium to the unaffected share price at July 19, 2023 and a 22.6% premium to the prior 30-day volume weighted average price.
•	Consideration will be in the form of 90% cash 10% Evertec shares in order to benefit from an expedited process to closing that minimizes execution risk.
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Evertec has extended and expanded its share repurchase program with the intent of offsetting the impact of newly issued shares as part of the transaction which amount to approximately 1.2 million shares.

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Evertec intends to finance the acquisition with cash on hand and committed financing of $600 million as the Company looks to maintain a strong balance sheet that provides for added flexibility to continue executing on our diversification and M&A plans.

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Transaction has been unanimously approved by the boards of directors of both Evertec and Sinqia and is expected to be completed during the fourth quarter of 2023, subject to satisfaction of customary closing conditions and approvals.

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The transaction is subject to Sinqia stockholder approval of a simple majority (greater than 50%). As of the signing of the merger agreement Evertec has entered into an agreement with shareholders representing approximately 40% of Sinqia’s outstanding shares to vote in favor of the transaction.

•	Evertec shareholder approval is not required and is not a condition to closing the proposed transaction.
•	The proposed transaction is expected to be breakeven to slightly accretive to 2024 Adjusted earnings per share and accretive in 2025.

Strategic and Financial Rationale

•	Enhances our existing growth strategy and diversifies the business
Sinqia provides us with a meaningful presence in Brazil expanding our exposure to faster growth geographies, enhances revenue growth and boosts our ability to execute in a high-growth region.  Additionally, with Sinqia, our revenues in Latin America will now represent 37% of our overall business, up from the 20% it represents today.

•	Expands our addressable markets
Sinqia opens the door for Evertec to bring our expertise in payment solutions to their over 900 customers in Brazil and complement their software solutions that today don’t have a payment offering.  Additionally, we see an opportunity to potentially export some of Sinqia’s products to our existing customer base of financial institutions across other parts of Latin America benefiting from the shift towards financial inclusion in the region.

•	Increases our product offering
Sinqia is a leader in its industry providing software solutions to financial institutions in Brazil across four key verticals of banks, funds, pensions and consortiums.  These are very complementary set of assets to Evertec’s product offering around payments with very little direct overlap that combined represent a comprehensive and complete value proposition for clients.

•	Attractive Financial Profile
Sinqia has an attractive financial model, with approximately 85% recurring revenue, over 900 customers with no customer concentration, strong position across their verticals that allows for upsell and cross sell opportunities in a market and in an industry that is expected to continue growing.  Additionally, Sinqia has a clear track record of consistent growth both organically and through a successful M&A strategy.  We see potential for important revenue synergies when combined with Evertec.

Share Repurchase

The Company's Board of Directors approved an increase to the share repurchase authorization to an aggregate $150 million and an extension of the expiration date to December 31, 2024. Prior to this amendment, the share repurchase program had approximately $63 million remaining. The Company may repurchase shares in the open market, through accelerated share repurchase programs, 10b5-1 plans, or in privately negotiated transactions, subject to business opportunities and other factors.

Preliminary earnings

The Company is also announcing preliminary financial results for the quarter ended June 30, 2023:

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The Company estimates that total revenue will range between $166 million and $167 million, as compared to 160.6 million in the prior year quarter, reflecting growth across all the Company’s payment segments.

•	We estimate that Adjusted EBITDA will range between $73 million and $74 million compared with $74.1 million in the prior year quarter.
•	Adjusted EBITDA margin is expected in a range of 44% to 45%, compared with 46.1% in the prior year quarter.
•	Diluted earnings per share are expected to range between $0.42 and $0.45, compared with $0.47 in the prior year quarter.
•	Adjusted earnings per common share is expected in a range of $0.70 and $0.72 compared with $0.67 in the prior year quarter.

2023 Outlook

The Company is revising its financial outlook for 2023 as follows:

•	Total consolidated revenue is now anticipated to be between $652 million and $658 million representing growth of approximately 5% to 6% growth, compared with $644 to $652 million previously estimated.
•	Earnings per common share between $1.82 to $1.91as compared to $3.45 in 2022, as recast, compared with $1.80 to $1.90 previously estimated.
•	Adjusted earnings per common share between $2.75 to $2.83 representing approximately 9% to 12% growth as compared to $2.53 in 2022, as recast, compared with $2.59 to $2.68 previously estimated.
•	We continue to expect capital expenditures to be approximately $70 million.
•	We continue to expect an effective tax rate of approximately 16% to 17%.

Advisors

Evercore, Seneca Evercore and Goldman Sachs are acting as lead financial advisors to Evertec. Truist Securities is also serving as a financial advisor to Evertec and Truist bank is providing committed financing to support the acquisition. Latham & Watkins and Mattos Filho are serving as legal advisors to Evertec. BTG Pactual is acting as financial advisor to Sinqia. Trindade Sociedade de Advogados and Simpson Thacher & Bartlett LLP are acting as legal advisor to Sinqia.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss the transaction tomorrow at 8:00 a.m. ET. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 3473106. The replay will be available through Friday, July 28, 2023. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast will be available prior to the call on the investor relations website at ir.evertecinc.com and will remain available after the call.

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Puerto Rico, the Caribbean and Latin America, providing a broad range of merchant acquiring, payment services and business process management services. Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. In addition, the Company processes over six billion transactions annually and manages a system of electronic payment networks in Puerto Rico and Latin America and offers a comprehensive suite of services for core banking, cash processing, and fulfillment in Puerto Rico. Additionally, the Company offers technology outsourcing and payment transactions fraud monitoring to all the regions it serves. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

About Sinqia

Sinqia (B3:SQIA3) is a leading provider of technology for financial institutions operating in Brazil. The company offers a comprehensive portfolio of software and serves more than 900 clients through four business verticals. The company has been executing a consolidation strategy that resulted in a leadership position within the country following 24 acquisitions. Consequently, Sinqia has been mentioned in the global IDC FinTech Top 100 rankings for five consecutive years. Based in Sao Paulo, the company serves major financial institutions in Brazil such as banks, non-banking financial institutions, fund managers, pension entities and consortium administrators. For more information, visit www.sinqia.com.br.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this press release are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other stakeholders to evaluate companies in our industry. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.

Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included at the end of this press release. These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, each as defined below.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash items and unusual expenses such as: share-based compensation, restructuring related expenses, fees and expenses from corporate transactions such as M&A activity and financing, equity investment income net of dividends received, and the impact from unrealized gains and losses on foreign currency remeasurement for assets and liabilities in non-functional currency. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to the Company's segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. The Company's presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the secured leverage ratio.

Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenues.

Adjusted Net Income is defined as Adjusted EBITDA less: operating depreciation and amortization expense, defined as GAAP Depreciation and amortization less amortization of intangibles related to acquisitions such as customer relationships, trademarks; cash interest expense defined as GAAP interest expense, less GAAP interest income adjusted to exclude non-cash amortization of debt issue costs, premium and accretion of discount; income tax expense which is calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for uncertain tax position releases, tax true-ups, windfall from share-based compensation, unrealized gains and losses from foreign currency remeasurement; and non-controlling interest which is the 35% non-controlling equity interest in Evertec Colombia, net of amortization for intangibles created as part of the purchase among others.

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding.

The Company uses Adjusted Net Income to measure the Company's overall profitability because the Company believes it better reflects the comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of merger and acquisition activity. In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future the Company may incur expenses such as those excluded in calculating them.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our ability to meet our guidance expectations for revenue, earnings per share, Adjusted earnings per common share, capital expenditures and effective tax rate, including for fiscal year 2023, are forward looking statements. Words such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: failure to satisfy one or more conditions to closing of the transaction with Sinqia, the inability to integrate Sinqia successfully into the Company or to achieve expected revenue and cost synergies, the loss of personnel or customers in connection with the transaction, any delays in obtaining regulatory approvals, the cost and other terms of new debt financing incurred in connection with the Sinqia transaction, the ability to execute planned share repurchases in a timely manner or at anticipated prices, the Company’s reliance on its relationship with Popular, Inc. (“Popular”) for a significant portion of its revenues pursuant to the Company’s second amended and restated Master Services Agreement ("MSA") with them, and to grow the Company’s merchant acquiring business; the Company’s ability to renew its client contracts on terms favorable to the Company, including but not limited to the current term and any extension of the MSA with Popular; the Company’s dependence on its processing systems, technology infrastructure, security systems and fraudulent payment detection systems, as well as on the Company’s personnel and certain third parties with whom it does business, and the risks to the Company’s business if its systems are hacked or otherwise compromised; the Company’s ability to develop, install and adopt new software, technology and computing systems; a decreased client base due to consolidations and failures in the financial services industry; the credit risk of the Company’s merchant clients, for which it may also be liable; the continuing market position of the ATH network; a reduction in consumer confidence, whether as a result of a global economic downturn or otherwise, which leads to a decrease in consumer spending; the Company’s dependence on credit card associations, including any adverse changes in credit card association or network rules or fees; changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions; the geographical concentration of the Company’s business in Puerto Rico, including its business with the government of Puerto Rico and its instrumentalities, which are facing severe political and fiscal challenges; additional adverse changes in the general economic conditions in Puerto Rico, whether as a result of the government’s debt crisis or otherwise, including the continued migration of Puerto Ricans to the U.S. mainland, which could negatively affect the Company’s customer base, general consumer spending, the Company’s cost of operations and the Company’s ability to hire and retain qualified employees; operating an international business in Latin America and the Caribbean, in jurisdictions with potential political and economic instability; the impact of foreign exchange rates on operations; the Company’s ability to protect its intellectual property rights against infringement and to defend itself against claims of infringement brought by third parties; the Company’s ability to comply with U.S. federal, state, local and foreign regulatory requirements; evolving industry standards and adverse changes in global economic, political and other conditions; the Company’s level of indebtedness and restrictions contained in the Company’s debt agreements, including the secured credit facilities, as well as debt that could be incurred in the future; the Company’s ability to prevent a cybersecurity attack or breach to its information security; the possibility that the Company could lose its preferential tax rate in Puerto Rico; the possibility of future catastrophic hurricanes, earthquakes and other potential natural disasters affecting the Company’s main markets in Latin America and the Caribbean; and uncertainty related to the effect of the discontinuation of the London Interbank Offered Rate; the elimination of Popular's ownership of the Company's common stock; and the other factors set forth under "Part 1, Item 1A. Risk Factors," in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission (the "SEC") on February 24, 2023, as any such factors may be updated from time to time in the Company’s filings with the SEC.  The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless it is required to do so by law.

Information for U.S. Persons Holding Sinqia Shares

The proposed transaction described above involves the securities of a non-U.S. company that is subject to disclosure and procedural requirements in Brazil that are different from those applicable to issuers in the United States. The offer by Evertec of Brazilian Depositary Receipts representing interests in shares of Company common stock is expected to be exempt from registration with the SEC pursuant to Rule 802 under the Securities Act of 1933. When available, the Company will file with the SEC under cover of Form CB an English language copy of the documents provided to Sinqia shareholders in accordance with applicable requirements in Brazil. Sinqia shareholders are encouraged to review those materials carefully before making any voting or investment decision with respect to the proposed transaction.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Investor Contact - Evertec
Beatriz Brown-Sáenz
(787) 773-5442
IR@evertecinc.com

Investor Contact - Sinqia
Emerson Faria
(11) 97515-9162
ri@sinqia.com.br

EVERTEC, Inc.
Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Common Share

	Outlook 2023			2022 (As recast)
(Dollar amounts in millions, except per share data)	Low		High
Revenues	$652	to	$658	$618
Earnings per Share (EPS) (GAAP)	$1.82	to	$1.91	$3.45
Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (1)	0.56		0.56	(1.42)
Merger and acquisition related depreciation and amortization (2)	0.47		0.47	0.49
Non-cash interest expense (3)	0.01		0.01	0.01
Tax effect of Non-GAAP adjustments (4)	(0.18)		(0.19)	(0.10)
Loss (gain) on foreign currency remeasurement (5)	0.07		0.07	0.10
Total adjustments	0.93		0.92	(0.92)
Adjusted EPS (Non-GAAP)	$2.75	to	$2.83	$2.53
Shares used in computing adjusted earnings per common share			65.5	69.3

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Represents share-based compensation, the elimination of non-cash equity earnings from the Company's 19.99% equity investment in CONTADO, severance and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.

•	Represents depreciation and amortization expenses amounts generated as a result of M&A activity.
•	Represents non-cash amortization of the debt issue costs, premium and accretion of discount.
•	Represents income tax expense on non-GAAP adjustments using the applicable GAAP tax rate (anticipated at approximately 16% to 17%).
•	Represents non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.